Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

ROI ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph De Perio and Daniel Strauss (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the stocks that the undersigned is entitled to vote (the “Stocks”) at the Special Meeting of Stockholders of ROI Acquisition Corp., (the “Company”) to be held on May 21, 2013 at 10:00 a.m. Eastern Time, and at any adjournments and/or postponements thereof. Such Stocks shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

ROI ACQUISITION CORP. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5	Please mark votes as indicated in this example	☒

(1) The Business Combination Proposal — to consider and vote upon a proposal (i) to approve and adopt the Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, as amended by Amendment No. 1 to the Business Combination Agreement and Plan of Merger, dated as of May 8, 2013 and as may further be amended (the “Merger Agreement”), by and among the Company, ROI Merger Sub Corp., ROI Merger Sub LLC, and EveryWare Global, Inc., and the transactions contemplated thereby (the “Business Combination Proposal”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Intention to Exercise Redemption Rights

If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting in Lieu of 2013 Annual Meeting of ROI Stockholders and Special Meeting of Public Warrantholders - Redemption Rights.”

(2) The Certificate Proposal — to consider and vote upon a proposal to approve our third amended and restated certificate of incorporation to, among other things:

•  change our name to EveryWare Global, Inc.;

•  remove certain provisions related to our status as a blank check company; and

•  make certain other changes that our board of directors deems appropriate for a public operating company (this proposal is referred to herein as the “Certificate Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) The Director Election Proposal — to consider and vote upon a proposal to elect three directors to serve on ROI’s board of directors upon consummation of the Business Combination (the “Director Election Proposal”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐
(4) The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the EveryWare Global, Inc. 2013 Omnibus Incentive Plan (the “Incentive Plan Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”); and

	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6) to consider and transact such other procedural matters as may properly come before the special meeting of stockholders or any adjournment or postponement thereof.

Date: , 2013

Signature

Signature (if held jointly)

When shares are held by joint tennants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 2 and 5. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲